Exhibit 8(b)




Christopher S. Petito                                               202-965-8152



                                 April 15, 1999




Lincoln Benefit Life Company
Lincoln Benefit Life Variable Life Account
Lincoln Benefit Life Centre
Lincoln, Nebraska 68501-0469

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 3 to Registration Statement No. 333-47717 of Lincoln Benefit Life Variable Life Account on Form S-6. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                              Very truly yours,

                              Jorden Burt Boros Cicchetti Berenson & Johnson LLP




                              By: /s/ Christopher S. Petito
                                 --------------------------
                                 Christopher S. Petito